August 28, 2000



Brown Brothers Harriman & Company
40 Water Street
Boston, MA 02109

Re:      JOHN HANCOCK EQUITY TRUST
              John Hancock Growth Trends Fund

Dear Sirs:

         John Hancock Equity Trust (the "Trust"), a Massachusetts business trust, on its own behalf and on behalf of the above-named series of the Trust (the "Fund") hereby notifies Brown Brothers Harriman & Company (the "Bank") that the Trust desires to place and maintain the Fund's securities and cash in the custody of the Bank pursuant to the Amended and Restated Master Custodian Agreement between John Hancock Mutual Funds and the Bank dated March 9, 1999 to be effective August 28, 2000.

         If the Bank agrees to provide such services, please sign below and return a signed original of this letter to the undersigned.


BROWN BROTHERS HARRIMAN             JOHN HANCOCK EQUITY TRUST
& COMPANY                           On behalf of John Hancock Growth
                                    Trends Fund




 By:      /s/W. Casey Gildea                      By:       /s/Maureen R. Ford
          ------------------                                ------------------
     Name:   W. Casey Gildea                          Name:    Maureen R. Ford
     Title:  Senior Vice President                    Title:   President


       signature guaranteed
       medallion guaranteed


Attest: /s/Emmet C. Cadigan                            Attest: /s/Wendi Vincent
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